EXHIBIT 23

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement of Direct Insite Corp. and Subsidiaries on Form SB-2 (File No. 333-128039) and Form S-8, (File No. 333-144015) of our report dated March 26, 2008 with respect to our audits of the consolidated financial statements of Direct Insite Corp. and Subsidiaries as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006, which report is included in this Annual Report on Form 10-KSB of Direct Insite Corp. and Subsidiaries for the year ended December 31, 2007.

Our report on the consolidated financial statement refers to a change in the method of accounting for common stock warrants in accordance with FASB Staff Position (FSP) EITF 00-19-2, "Accounting for Registration Payments" effective January 1, 2007 and a change in the method of accounting for share based compensation in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004) effective January 1, 2006.


/s/ Marcum & Kliegman LLP

Melville, New York
March 26, 2008